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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (File Nos. 33-84256, 33-84258, 33-88196 and 333-07255) and Form S-3 (File Nos. 333-04027 and 333-12533) of our
reports dated September 13, 1996, on our audits of the consolidated financial statements of Chesapeake Energy Corporation and the financial statements of Chesapeake Exploration Limited Partnership as of June 30, 1996, and for the year then ended, which reports are included in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
September 25, 1996